UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Harding, Loevner Funds, Inc.

(Exact name of registrant as specified in its charter)

State of Maryland	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Crossing Boulevard, Fourth Floor Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of each Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of common stock, par value $0.001 per share, of:
Harding Loevner International Developed Markets Select Equity ETF	NYSE Arca, Inc.	88-3323554

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-09341

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of common stock, par value $0.001 per share, of the Harding Loevner International Developed Markets Select Equity ETF, a series of Harding, Loevner Funds, Inc. (the “Fund”), to be registered hereunder, is set forth in Post-Effective Amendment No. 83 to the Fund’s Registration Statement on Form N-1A (Commission File Nos. 333-09341; 811-07739) filed on June 12, 2026 (the “Registration Statement”) which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the Registration Statement that is subsequently filed that relates to the shares of this series of the Fund is hereby also incorporated by reference herein.

Item  2. Exhibits.

1. The Fund’s Articles of Amendment and Restatement, dated March 13, 2026, is included as Exhibit (1)(a) to the Fund’s Registration Statement on Form N-14 (File No. 333-294400), as filed with the Securities and Exchange Commission on March  18, 2026.

2. The Fund’s Amended and Restated Bylaws, dated March 13, 2026, is included as Exhibit (2) to the Fund’s Registration Statement on Form N-14 (File No. 333-294400), as filed with the Securities and Exchange Commission on March 18, 2026.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

June 17, 2026

HARDING, LOEVNER FUNDS, INC.

By:	/s/ Aaron Bellish
Name:	Aaron Bellish
Title:	President